UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 22, 2007, the Compensation Committee of the Board of Directors of PLATO Learning, Inc. (the "Company") recommended and approved retention payments to certain executive officers. One-half of the retention payment was paid in December 2007 with the remainder scheduled to be paid in June 2008.

On May 13, 2008, the Compensation Committee approved management’s recommendation that the remaining cash payment due in June 2008 be replaced by a grant of restricted stock units ("RSU’s") of equal value on June 6, 2008. The number of RSU’s to be granted to each executive will be determined by dividing the remaining cash payment due each executive by the Company’s closing stock price on June 6, 2008. The restrictions on the RSU’s will lapse on June 9, 2008.

Michael A. Morache, the Company’s Chief Executive Officer, Robert J. Rueckl, the Company’s Chief Financial Officer, James T. Lynn, the Company’s Chief Technical Officer, and David H. LePage, the Company’s Senior Vice President of Operations will receive restricted stock units valued at $87,500, $37,935, $46,668, and $36,681, respectively

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.29 Employee Restricted Stock Unit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

May 19, 2008	By:	Robert J. Rueckl

Name: Robert J. Rueckl
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.29	Employee Restricted Stock Unit Agreement